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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Medical Properties Trust, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Experts," "Summary Selected Financial Data," and "Selected Financial Data" in the Prospectus.

/s/ KPMG LLP

Birmingham, Alabama
December 30, 2005